Exhibit (2)G

EXECUTION COPY

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (hereinafter the “Amendment”) is made as of the 13th day of March, 2013 (“Effective Date”), by and among Target National Bank, a national banking association,  Target Receivables LLC, a Minnesota limited liability company, Target Corporation, a Minnesota corporation, and TD Bank USA, N.A., a national banking association.

WHEREAS, the parties have previously entered into that certain Purchase and Sale Agreement dated October 22, 2012 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, In consideration of the foregoing premises and mutual covenants hereinafter set forth, the parties agree as follows:

1.            The definitions of “Deposit Account Agreement” and “Pledge and Security Agreement” set forth in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Deposit Account Agreement” means both of Deposit Account Agreement #1 and Deposit Account Agreement #2, each by and between Target National Bank and Target Corporation, and each dated as of April 28, 2009, true and correct copies of which are attached hereto as Exhibit C-1 and Exhibit C-2 respectively.

“Pledge and Security Agreement” means both of the Pledge and Security Agreements dated as of April 28, 2009, by and between Target National Bank and Target Corporation.

2.            The definition of “Permissible Liens” set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Permissible Liens” means Liens for Taxes not yet due and payable and those Liens created or evidenced by the financing statements described in Schedule N.

3.            Section 3.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

(d)       Subject to the following provisions of this subsection 3.1(d), the Purchaser agrees to assume all rights and obligations of Target National Bank under the Deposit Account Agreement, including all Deposit Liabilities thereunder to the extent outstanding as of the Closing Date.

(i)         On the Closing Date, the Sellers shall pay to the Purchaser the estimated amount of the Deposit Liabilities held by Target National Bank for the Parent as of the Closing Date, as reflected on the Estimated Closing

Statement (which payment shall be made by a deduction from the Purchase Price).

(ii)        On the Business Day following the Closing Date, the Purchaser shall pay to the depositor the same estimated amount of such Deposit Liabilities.

(iii)       If the estimated Deposit Liabilities paid to the Purchaser on the Closing Date pursuant to subsection (i), above, are less than the actual Deposit Liabilities assumed by Purchaser as reflected on the Final Closing Statement, the remaining balance due from the Sellers to the Purchaser for the assumed Deposit Liabilities shall be offset against the amount due from the Purchaser to the depositor for the same remaining balance of the assumed Deposit Liabilities.

(iv)       If the estimated Deposit Liabilities paid to the Purchaser on the Closing Date pursuant to subsection (i), above, exceed the actual Deposit Liabilities assumed by Purchaser as reflected on the Final Closing Statement, the excess amount paid by the Sellers to the Purchaser for the overestimated assumed Deposit Liabilities shall be offset against excess amount paid by the Purchaser to the depositor pursuant to subsection (ii), above, for the same overestimated assumed Deposit Liabilities.

4.            The form of Estimated Closing Statement attached to the Agreement as Schedule A is hereby replaced with the form of Estimated Closing Statement attached hereto as Schedule A.

5.            The form of Final Closing Statement attached to the Agreement as Schedule B is hereby replaced with the form of Final Closing Statement attached hereto as Schedule B.

6.            Schedule N attached to this Amendment is hereby attached to the Agreement as Schedule N.

7.            The Form of Instrument of Assignment and Assumption attached to the Agreement as Annex A is hereby replaced with the Form of Instrument of Assignment and Assumption attached hereto as Annex A.

8.            Exhibit C attached to the Agreement is relabeled as Exhibit C-1 and Exhibit C-2 attached to this Amendment is attached to the Agreement as Exhibit C-2.

9.            All terms and conditions of the Agreement not specifically modified in this Amendment shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

TD BANK USA, N.A.

By:	/s/ Michael Collins
	Name:	Michael Collins
	Title:	President and CEO

TARGET NATIONAL BANK

By:	/s/ Terrence J. Scully
	Name:	Terrence J. Scully
	Title:	Chief Executive Officer and President

TARGET RECEIVABLES LLC

By:	/s/ John J. Mulligan
	Name:	John J. Mulligan
	Title:	President

TARGET CORPORATION

By:	/s/ John J. Mulligan
	Name:	John J. Mulligan
	Title:	Executive Vice President and Chief Financial Officer

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT